Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Fourth Quarter and Full Year 2012
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended December 31, 2012

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this presentation, Kennedy-Wilson Holdings, Inc. (Kennedy Wilson) has provided certain information, which includes non-GAAP financial measures (pro forma consolidated statements of operations, EBITDA and Adjusted EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of Kennedy Wilson. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FOURTH QUARTER AND FULL YEAR 2012 EARNINGS
Adjusted EBITDA for FY 2012 grows by 41% to $100.3 million;
Company increases dividend by 40% to $0.07 per common share for first quarter 2013

BEVERLY HILLS, Calif. (March 12, 2013) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) ("Kennedy Wilson," "we," "us," "our," or the "Company"), an international real estate investment and services company, today reported a fourth quarter 2012 net income attributable to common shareholders of $8.9 million (or $0.15 and $0.14 per basic and diluted share, respectively) compared to a net income attributable to common shareholders of $8.0 million (or $0.17 and $0.14 per basic and diluted share, respectively) for the same period in 2011. Net income attributable to common shareholders, adjusted for stock-based compensation expense, was $12.0 million (or $0.20 per basic share) compared to a net income of $9.3 million for the same period in 2011 (or $0.20 per basic share).

Full year 2012 net loss attributable to common shareholders was $3.9 million (or $0.07 per basic and diluted share) compared to a loss of $2.4 million (or $0.05 per basic and diluted share) for the same period in 2011. Net income attributable to common shareholders for the full year 2012, adjusted for stock-based compensation expense and common stock issuance discount treated as preferred dividend (for 2011), was $4.3 million (or $0.08 per basic share) compared to net income of $3.3 million (or $0.08 per basic share) for the same period in 2011.

The Company's earnings before interest, taxes, depreciation, and stock-based compensation expense ("Adjusted EBITDA") for the fourth quarter of 2012 was $44.9 million, a 51% increase from $29.7 million for the same period in 2011. The Company's Adjusted EBITDA for the full year ended December 31, 2012 was $100.3 million, a 41% increase from $71.2 million for the same period 2011.

"The company had a very active and successful fourth quarter with more than $1.3 billion of acquisitions in the U.S., United Kingdom and Ireland," said William McMorrow, chairman and CEO of Kennedy Wilson. "Our key operating metrics and recurring cash flow are improving each quarter, and we continue to see significant investment opportunities in our core markets."

The company also announced that it will pay a dividend of $0.07 per share, a 40% increase from the previous quarter, to common shareholders of record as of March 22, 2013 with a payment date of April 2, 2013. The quarterly payment equates to an annual dividend of $0.28 per common share.

Kennedy Wilson Recent Highlights

Investments business
Investment Account

•
As of December 31, 2012, our investment account (Kennedy Wilson's equity in real estate, joint ventures, loan investments and marketable securities, less mortgage debt) increased by 42% to $828.3 million from $582.8 million at December 31, 2011. This change was comprised of approximately $469.6 million (including $230.3 million during the fourth quarter) of cash contributed to, offset by income earned on investments and approximately $224.0 million (including $60.0 million during the fourth quarter) of cash distributed from investments.

•
As of December 31, 2012, the Company and its equity partners owned 16.1 million rentable square feet of real estate including 14,764 apartment units and 30 commercial properties. Additionally, as of December 31, 2012, the Company and its equity partners owned $2.2 billion in loans secured by real estate and over 3,300 acres of land.

Operating metrics

•	During the three months ended December 31, 2012, our investments business achieved an Adjusted EBITDA of $42.0 million, a 159% increase from $16.1 million for the same period in 2011.

•	During the year ended December 31, 2012, our investments business achieved an Adjusted EBITDA of $88.5 million, a 68% increase from $52.7 million for the same period in 2011.

•
During the year ended December 31, 2012, based on 9,015 same property multifamily units, rental revenues and net operating income increased by 3.6% and 5.9%, respectively, while percentage leased decreased by 0.2% from 2011. In addition, based on 2.2 million square feet of same property commercial real estate, rental revenues, net operating income and occupancy increased by 9.9%, 13.2% and 5.1%, respectively.

Acquisition/disposition program

•
From January 1, 2010 through December 31, 2012, the Company and its equity partners, acquired approximately $8.0 billion of real estate related investments (includes unpaid principal balance of loan purchases). During 2012, the Company and its equity partners acquired $2.9 billion of real estate related investments. This includes $1.4 billion of real estate and $1.5 billion of loans secured by real estate in which we invested $206.1 million and $196.2 million, respectively.

•
During the year ended December 31, 2012, the Company and its equity partners sold six multifamily properties (through property sales and sale of equity interest) located in the Western U.S. for a total of $251.7 million, which resulted in a total gain of $33.7 million, of which our share was $10.1 million ($20.7 million of our equity invested).

Property level debt financing

•
During the year ended December 31, 2012, the Company and its equity partners completed approximately $928.7 million of property financings and re-financings at an average interest rate of 3.8% and a weighted average maturity of 6.0 years.

•
During the year ended December 31, 2011, the Company and its equity partners completed approximately $1.6 billion of property financings and re-financings at an average interest rate of 4.2% and a weighted average maturity of 3.3 years.

Key Investment Updates
UK Loan Pool

•	Our current equity in this investment is $60.4 million; we own 12.5% before carried interest.

•
In December 2011, we and our equity partners acquired a loan pool secured by real estate located in the United Kingdom with an unpaid principal balance of $2.1 billion. As of December 31, 2012, the unpaid principal balance was $765.8 million due to loan resolutions of approximately $1.3 billion, representing 64% of the pool. The total debt incurred at the venture level at the time of purchase of these loans was $323.4 million with a maturity date of October 2014. As a result of the loan resolutions, the venture level debt has been paid down by $297.6 million to $25.8 million as of December 31, 2012.

KW Residential, LLC

•	Our current equity in this investment is $102.7 million; we own 40.9% before carried interest.

•	Maintained 96.4% occupancy in 50 apartment buildings with over 2,400 units.

•	Since Fairfax Financial became our partner in the Japanese apartment portfolio in September 2010, we have distributed a total of $56.5 million, of which our share was $26.4 million.
Services business

•	Management and leasing fees and commissions decreased by 42% to $17.8 million for the three months ended December 31, 2012 from $30.8 million for the same period in 2011.

•	During the three months ended December 31, 2012, our services business achieved an EBITDA of $9.0 million, a 53% decrease from $19.2 million for the same period in 2011.

•
Management and leasing fees and commissions decreased by 7% to $53.3 million for the year ended December 31, 2012 from $57.1 million for the same period in 2011. Included in management and leasing fees and commissions for the year ended December 31, 2012 and 2011 are $4.4 million and $21.6 million, respectively, of acquisition fees related to the acquisition of the Bank of Ireland stock and the UK loan pool in 2011. Excluding the acquisition fees, the Company achieved a 38% increase in management and leasing fees and commissions for the year ended December 31, 2012 as compared to the same period in 2011.

•
During the year ended December 31, 2012, our services business achieved an EBITDA of $20.2 million, a 22% decrease from $25.7 million for the same period in 2011. Excluding the acquisition fees related to the acquisition of the Bank of Ireland stock and the UK loan pool in 2011 of $4.4 million and $21.6 million for the year ended December 31, 2012 and 2011, respectively, the Company achieved a 282% increase in its services EBITDA for the year ended December 31, 2012 as compared to the same period in 2011.

Corporate financing

•
In July 2012, the Company issued 8.6 million shares of common stock primarily to institutional investors, resulting in gross proceeds of $112.1 million, of which $40.0 million was used to pay off the outstanding balance on our line of credit.

•	During the three months ended December 31, 2012, the Company issued $155.0 million of senior notes.
Subsequent events

•
Subsequent to December 31, 2012, we have acquired or have entered into contracts to acquire approximately $1.2 billion of real estate related investments which include 1.6 million rentable square feet of real estate, comprised of 725 apartment units and one commercial property along with $727.6 million of loans secured by real estate and 301 residential lots. We expect the acquisitions to be joint venture investments.

•	Subsequent to December 31, 2012, KW Residential, LLC settled several Japanese yen related hedges resulting in cash proceeds of $23.7 million to the joint venture, of which our share was $10.6 million.

•
In December 2012, we invested $43.6 million of our equity and borrowed $79.3 million to acquire a loan secured by a shopping center in the United Kingdom. Additionally, in partnership with an institutional investor, we acquired a loan pool with an unpaid principal balance of $232.3 million, comprised of seven loans secured by 23 underlying properties in the United Kingdom.  Our investment in the pool totaled $16.0 million. Subsequent to December 31, 2012, we sold 50% of our interest in both investments to an institutional investor.  As a result of the sale, the loan secured by a shopping center will no longer be consolidated.

•	During March 2013, we drew $35 million on our unsecured credit facility.

Conference Call and Webcast Details
The company will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Wednesday, March 13.
The direct dial-in number for the conference call is (800) 706-7745 for U.S. callers and (617) 614-3472 for international callers. The confirmation number for the live call is 14209752.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 286-8010 for U.S. callers and (617) 801-6888 for international callers. The passcode for the replay is 20403213.
The webcast will be available at: http://edge.media-server.com/m/p/rgvcnd5k/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 24 offices in the U.S., U.K., Ireland, Spain and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services, research and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., U.K., Ireland and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-

looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Pro Forma Statements of Operations, Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Additionally, there are certain revenue and expense line items in our pro forma consolidated statements of operations or income that would otherwise be classified as discontinued operations on a GAAP statement. Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and the Company's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$120,855,000	$115,926,000
Short term investments	10,000,000	—
Accounts receivable	3,647,000	3,114,000
Accounts receivable—related parties	22,393,000	15,612,000
Notes receivable	136,607,000	7,938,000
Notes receivable—related parties	—	33,269,000
Real estate, net of accumulated depreciation	289,449,000	115,880,000
Investments in joint ventures	543,193,000	343,367,000
Investments in loan pool participations	95,601,000	89,951,000
Marketable securities	—	23,005,000
Other assets	38,079,000	20,749,000
Goodwill	23,965,000	23,965,000
Total assets	$1,283,789,000	$792,776,000

Liabilities
Accounts payable	$1,762,000	$1,798,000
Accrued expenses and other liabilities	29,417,000	24,262,000
Accrued salaries and benefits	24,981,000	14,578,000
Deferred tax liability	22,671,000	18,437,000
Mortgage loans and notes payable	236,538,000	30,748,000
Senior notes payable	409,640,000	249,385,000
Junior subordinated debentures	40,000,000	40,000,000
Total liabilities	765,009,000	379,208,000
Equity
Cumulative Preferred stock:
6.00% Series A, 100,000 shares	—	—
6.45% Series B, 32,550 shares	—	—
Common stock	6,000	5,000
Additional paid-in capital	512,835,000	407,335,000
Retained earnings (accumulated deficit)	(5,910,000)	9,708,000
Accumulated other comprehensive income	12,569,000	5,035,000
Shares held in treasury	(9,856,000)	(11,848,000)
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	509,644,000	410,235,000
Noncontrolling interests	9,136,000	3,333,000
Total equity	518,780,000	413,568,000
Total liabilities and equity	$1,283,789,000	$792,776,000
See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Management and leasing fees	$10,996,000	$9,308,000	$40,304,000	$27,116,000
Commissions	6,790,000	21,531,000	12,955,000	29,960,000
Sale of real estate	996,000	—	2,271,000	417,000
Rental and other income	4,094,000	1,781,000	8,526,000	5,140,000
Total revenue	22,876,000	32,620,000	64,056,000	62,633,000
Operating expenses
Commission and marketing expenses	874,000	950,000	4,550,000	3,965,000
Compensation and related expenses	25,176,000	16,567,000	55,834,000	41,129,000
Cost of real estate sold	955,000	—	2,230,000	397,000
General and administrative	5,797,000	5,273,000	19,448,000	14,455,000
Depreciation and amortization	2,034,000	970,000	4,937,000	2,798,000
Rental operating expenses	1,858,000	1,060,000	4,496,000	3,308,000
Total operating expenses	36,694,000	24,820,000	91,495,000	66,052,000
Equity in joint venture income	9,055,000	5,346,000	21,527,000	12,507,000
Interest income from loan pool participations and notes receivable	2,130,000	2,051,000	9,256,000	7,886,000
Operating (loss) income	(2,633,000)	15,197,000	3,344,000	16,974,000
Non-operating income (expense)
Interest income	435,000	1,072,000	2,938,000	2,306,000
Acquisition related gain	25,476,000	—	25,476,000	6,348,000
Gain on sale of marketable securities	1,422,000	—	4,353,000	—
Acquisition-related expenses	(675,000)	—	(675,000)	—
Interest expense	(8,616,000)	(6,634,000)	(28,595,000)	(20,507,000)
Income from continuing operations before (provision for) benefit from income taxes	15,409,000	9,635,000	6,841,000	5,121,000
(Provision for) benefit from income taxes	(4,913,000)	(148,000)	208,000	2,014,000
Income from continuing operations	10,496,000	9,487,000	7,049,000	7,135,000
Discontinued Operations
Income from discontinued operations, net of income taxes	—	8,000	2,000	8,000
Gain (loss) from sale of real estate, net of income taxes	—	335,000	(212,000)	335,000
Net income	10,496,000	9,830,000	6,839,000	7,478,000
Net income (loss) attributable to the noncontrolling interests	401,000	163,000	(2,589,000)	(1,132,000)
Net income attributable to Kennedy-Wilson Holdings, Inc.	10,897,000	9,993,000	4,250,000	6,346,000
Preferred stock dividends and accretion of issuance costs	(2,036,000)	(2,036,000)	(8,144,000)	(8,744,000)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$8,861,000	$7,957,000	$(3,894,000)	$(2,398,000)
Basic earnings per share
Income (loss) per basic - continuing operations	$0.15	$0.16	$(0.07)	$(0.06)
Income (loss) per basic - discontinued	—	0.01	—	0.01
Earnings (loss) per share - basic (a)	$0.15	$0.17	$(0.07)	$(0.05)
Weighted average shares outstanding for basic	60,450,450	47,412,858	55,285,833	42,415,770
Diluted earnings per share
Income (loss) per diluted - continuing operations	$0.14	$0.13	$(0.07)	$(0.06)
Income (loss) per diluted - discontinued	—	0.01	—	0.01
Earnings per share - diluted (a)	$0.14	$0.14	$(0.07)	$(0.06)
Weighted average shares outstanding for diluted	61,166,123	58,896,137	55,285,833	42,415,770
Dividends declared per common share	$0.20	$0.11	$0.05	$0.04
—————
(a)  EPS amounts may not add due to rounding.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$8,861,000	$7,957,000	$(3,894,000)	$(2,398,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	3,147,000	1,294,000	8,147,000	5,055,000
Common stock issuance discount treated as preferred dividend	—	—	—	600,000
Adjusted Net Income Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders	$12,008,000	$9,251,000	$4,253,000	$3,257,000
Basic weighted average number of common shares outstanding	60,450,450	47,412,858	55,285,833	42,415,770
Basic Adjusted Net Loss Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders Per Share	$0.20	$0.20	$0.08	$0.08

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$10,496,000	$9,830,000	$6,839,000	$7,478,000
Non-GAAP adjustments:
Add back:
Interest expense	8,616,000	6,634,000	28,595,000	20,507,000
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	6,048,000	8,472,000	29,412,000	23,453,000
Depreciation and amortization	2,034,000	970,000	4,937,000	2,798,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	9,614,000	2,342,000	22,599,000	13,900,000
Provision for (benefit from) income taxes	4,913,000	148,000	(208,000)	(2,014,000)
EBITDA	41,721,000	28,396,000	92,174,000	66,122,000
Stock-based compensation	3,147,000	1,294,000	8,147,000	5,055,000
Adjusted EBITDA	$44,868,000	$29,690,000	$100,321,000	$71,177,000

Kennedy-Wilson Holdings, Inc.
Capitalization Summary

	December 31, 2012	December 31, 2011
Market Data
Common stock price per share	$13.98	$10.58
Common stock and convertible preferred stock:
Basic shares outstanding	63,772,598	51,825,998
Series A mandatory convertible preferred (1)	8,058,018	8,058,018
Series B mandatory convertible preferred (2)	3,042,056	3,042,056
Total common stock and convertible preferred stock	74,872,672	62,926,072

Equity Market Capitalization	$1,046,719,955	$665,757,842

Corporate Debt (3)
Senior notes payable	405,000,000	250,000,000
Junior subordinated debentures	40,000,000	40,000,000
Total debt	$445,000,000	$290,000,000
Noncontrolling interest	9,136,000	3,333,000
Total Capitalization	$1,500,855,955	$959,090,842
Less: cash and cash equivalents and short term investments	(130,855,000)	(115,926,000)
Total Enterprise Value	$1,370,000,955	$843,164,842
Warrants outstanding (4)	5,822,744	6,435,644

(1) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(2) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(3) Excludes $236.5 million and $30.7 million of consolidated property level debt for the year ended December 31, 2012 and December 31, 2011, respectively.
(4) The warrants carry an exercise price of $12.50 and expire on November 14, 2014.

Kennedy-Wilson Holdings, Inc.
Pro Forma Consolidated Statements of Operations (Non-GAAP)

	Three months ended December 31,
	2012			2011
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$10,996,000	$—	$10,996,000	$9,308,000	$—	$9,308,000
Commissions	6,790,000	—	6,790,000	21,531,000	—	21,531,000
Sale of real estate	996,000	3,051,000	4,047,000	—	5,640,000	5,640,000
Rental and other income	4,094,000	23,983,000	28,077,000	1,781,000	8,751,000	10,532,000
Interest income	—	3,569,000	3,569,000	—	3,654,000	3,654,000
Total revenue	22,876,000	30,603,000	53,479,000	32,620,000	18,045,000	50,665,000
Operating expenses
Commission and marketing expenses	874,000	—	874,000	950,000	—	950,000
Compensation and related expenses	25,176,000	261,000	25,437,000	16,567,000	243,000	16,810,000
Cost of real estate sold	955,000	2,678,000	3,633,000	—	3,726,000	3,726,000
General and administrative	5,797,000	266,000	6,063,000	5,273,000	860,000	6,133,000
Depreciation and amortization	2,034,000	9,614,000	11,648,000	970,000	2,342,000	3,312,000
Rental operating expenses	1,858,000	8,445,000	10,303,000	1,060,000	4,550,000	5,610,000
Total operating expenses	36,694,000	21,264,000	57,958,000	24,820,000	11,721,000	36,541,000
Equity in joint venture income (loss)	9,055,000	(9,055,000)	—	5,346,000	(5,346,000)	—
Interest income from loan pool participations and notes receivable	2,130,000	(2,130,000)	—	2,051,000	(2,051,000)	—
Operating (loss) income	(2,633,000)	(1,846,000)	(4,479,000)	15,197,000	(1,073,000)	14,124,000
Non-operating income (expense)
Interest income	435,000	(435,000)	—	1,072,000	(1,072,000)	—
Acquisition related gain	25,476,000	—	25,476,000	—	5,800,000	5,800,000
Gain on sale of marketable securities	1,422,000	—	1,422,000	—	—	—
Acquisition-related expenses	(675,000)	(1,182,000)	(1,857,000)	—	(111,000)	(111,000)
Gain on early extinguishment of mortgage debt	—	—	—	—	1,100,000	1,100,000
Gain on refinancing	—	1,463,000	1,463,000	—	—	—
Fair value gain	—	9,535,000	9,535,000	—	4,296,000	4,296,000
Interest expense	(8,616,000)	(6,048,000)	(14,664,000)	(6,634,000)	(8,472,000)	(15,106,000)
Other non-operating expenses	—	(1,487,000)	(1,487,000)	—	(468,000)	(468,000)
Income before benefit from income taxes	15,409,000	—	15,409,000	9,635,000	—	9,635,000
Provision for income taxes	(4,913,000)	—	(4,913,000)	(148,000)	—	(148,000)
Income from continuing operations	$10,496,000	$—	$10,496,000	$9,487,000	$—	$9,487,000
Discontinued Operations
Income from discontinued operations, net of income taxes	—		—	8,000	—	8,000
Gain from sale of real estate	—		—	335,000	—	335,000
Net income	$10,496,000	$—	$10,496,000	$9,830,000	$—	$9,830,000

Kennedy-Wilson Holdings, Inc.
Pro Forma Consolidated Statements of Operations (Non-GAAP)

	Twelve months ended December 31,
	2012			2011
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$40,304,000	$—	$40,304,000	$27,116,000	$—	$27,116,000
Commissions	12,955,000	—	12,955,000	29,960,000	—	29,960,000
Sale of real estate	2,271,000	61,851,000	64,122,000	417,000	39,804,000	40,221,000
Rental and other income	8,526,000	78,479,000	87,005,000	5,140,000	54,760,000	59,900,000
Interest income	—	16,256,000	16,256,000	—	12,492,000	12,492,000
Total revenue	64,056,000	156,586,000	220,642,000	62,633,000	107,056,000	169,689,000
Operating expenses
Commission and marketing expenses	4,550,000	—	4,550,000	3,965,000	—	3,965,000
Compensation and related expenses	55,834,000	959,000	56,793,000	41,129,000	700,000	41,829,000
Cost of real estate sold	2,230,000	52,778,000	55,008,000	397,000	33,400,000	33,797,000
General and administrative	19,448,000	795,000	20,243,000	14,455,000	1,300,000	15,755,000
Depreciation and amortization	4,937,000	22,599,000	27,536,000	2,798,000	13,900,000	16,698,000
Rental operating expenses	4,496,000	27,300,000	31,796,000	3,308,000	20,900,000	24,208,000
Total operating expenses	91,495,000	104,431,000	195,926,000	66,052,000	70,200,000	136,252,000
Equity in joint venture income	21,527,000	(21,527,000)	—	12,507,000	(12,507,000)	—
Interest income from loan pool participations and notes receivable	9,256,000	(9,256,000)	—	7,886,000	(7,886,000)	—
Operating income	3,344,000	21,372,000	24,716,000	16,974,000	16,463,000	33,437,000
Non-operating income (expense)
Interest income	2,938,000	(2,938,000)	—	2,306,000	(2,306,000)	—
Acquisition related gain	25,476,000	—	25,476,000	6,348,000	5,800,000	12,148,000
Gain on sale of marketable securities	4,353,000	—	4,353,000	—	—	—
Acquisition-related expenses	(675,000)	(2,428,000)	(3,103,000)	—	(438,000)	(438,000)
Gain on early extinguishment of mortgage debt	—	—	—	—	1,100,000	1,100,000
Carried interest on realized investment	—	2,400,000	2,400,000	—	—	—
Gain on sale of interest in joint venture investments	—	2,352,000	2,352,000	—	—	—
Gain on refinancing	—	1,463,000	1,463,000	—	—	—
Fair value gain	—	9,535,000	9,535,000	—	4,296,000	4,296,000
Interest expense	(28,595,000)	(29,412,000)	(58,007,000)	(20,507,000)	(23,453,000)	(43,960,000)
Other non-operating expenses	—	(2,344,000)	(2,344,000)	—	(1,462,000)	(1,462,000)
Income before benefit from income taxes	6,841,000	—	6,841,000	5,121,000	—	5,121,000
Benefit from income taxes	208,000	—	208,000	2,014,000	—	2,014,000
Income from continuing operations	$7,049,000	$—	$7,049,000	$7,135,000	$—	$7,135,000
Discontinued Operations
Income from discontinued operations, net of income taxes	2,000	—	2,000	8,000	—	8,000
(Loss) gain from sale of real estate	(212,000)	—	(212,000)	335,000	—	335,000
Net income	$6,839,000	$—	$6,839,000	$7,478,000	$—	$7,478,000

Kennedy-Wilson Holdings, Inc.
EBITDA by Segment

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Investments
Rental and other income and sale of real estate	$5,090,000	$1,781,000	$10,797,000	$5,557,000
Operating expenses	(19,159,000)	(7,019,000)	(41,247,000)	(21,722,000)
Equity in joint venture income	9,055,000	5,278,000	21,527,000	12,507,000
Income from loan pool participations and notes receivable	2,130,000	2,051,000	9,256,000	7,886,000
Operating (loss) income	(2,884,000)	2,091,000	333,000	4,228,000
Interest income - related party	397,000	2,021,000	2,805,000	2,021,000
Acquisition related gain	25,476,000	—	25,476,000	6,348,000
Gain on sale of marketable securities	1,422,000	—	4,353,000	—
Acquisition-related expenses	—	—	(675,000)	—
Interest expense	(1,983,000)	(1,327,000)	(2,460,000)	(1,552,000)
Income from continuing operations	22,428,000	2,785,000	29,832,000	11,045,000
Income from discontinued operations, net of income taxes	—	8,000	2,000	8,000
Gain (loss) from sale of real estate, net of income taxes	—	335,000	(212,000)	335,000
Net income	22,428,000	3,128,000	29,622,000	11,388,000
Add back:
Interest expense	1,983,000	1,327,000	2,460,000	1,552,000
Kennedy Wilson's share of interest expense included investment in joint ventures and loan pool participation	6,048,000	8,472,000	29,412,000	23,453,000
Depreciation and amortization	1,889,000	851,000	4,427,000	2,420,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	9,614,000	2,342,000	22,599,000	13,900,000
EBITDA	$41,962,000	$16,120,000	$88,520,000	$52,713,000

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Services
Management and leasing fees and commissions	$17,786,000	$30,839,000	$53,259,000	$57,076,000
Operating expenses	(8,837,000)	(11,658,000)	(33,248,000)	(31,499,000)
Operating income	8,949,000	19,181,000	20,011,000	25,577,000
Net income	8,949,000	19,181,000	20,011,000	25,577,000
Add back:
Depreciation and amortization	54,000	45,000	161,000	143,000
EBITDA	$9,003,000	$19,226,000	$20,172,000	$25,720,000

Investment Level Estimated Balance Sheet (unaudited)

The following estimated investment level balance sheet represents the estimated combined balance sheet of investments in which Kennedy Wilson has an ownership interest:

	December 31, 2012	December 31, 2011

Assets
Cash and cash equivalents	$86,659,000	$66,110,000
Real estate, net	3,569,003,000	3,309,352,000
Loan Pools	1,070,303,000	548,191,000
Other assets	293,769,000	177,283,000
Total assets	$5,019,734,000	$4,100,936,000
Liabilities and equity
Liabilities
Accounts payable, accrued and other	109,203,000	75,925,000
Notes payable	39,710,000	54,749,000
Mortgage loans payable	2,396,600,000	2,163,184,000
Total liabilities	2,545,513,000	2,293,858,000
Equity
Total equity	2,474,221,000	1,807,078,000
Total liabilities and equity	$5,019,734,000	$4,100,936,000

Investment Level Estimated Income Statement (unaudited)

The following estimated investment level income statement represents the estimated combined income statement of investments in which Kennedy Wilson has an ownership interest:

	Year Ended December 31,
	2012	2011
Revenue
Rental and other income	$286,693,000	$279,079,000
Sale of real estate	265,351,000	113,885,000
Interest income	53,611,000	26,487,000
Total revenue	605,655,000	419,451,000

Operating expenses
Compensation and related expenses	2,348,000	1,590,000
Cost of real estate sold	229,789,000	104,398,000
General and administrative	1,944,000	3,132,000
Depreciation and amortization	81,056,000	72,770,000
Rental operating expenses	117,828,000	119,917,000
Total operating expenses	432,965,000	301,807,000

Net operating income	172,690,000	117,644,000

Non-operating income (expense)
Interest expense	(97,578,000)	(89,146,000)
Other non-operating (expense) income	(5,611,000)	15,251,000
Net income	$69,501,000	$43,749,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account
($ in millions)

12/31/2012
Investment in joint ventures	$543.2
Real estate	289.4
Mortgage debt	(236.5)
Notes receivable	136.6
Loan pool participations	95.6
Total	$828.3

Investment Account Detail at December 31, 2012

				Loans Secured by
	Multifamily			Real Estate		Commercial		Residential, Hotel, and Other				Total
Western U.S.	$170.8			$69.0		$159.5		$106.9				$506.2
Other U.S.	0.4			—		3.3		10.5				14.2
Japan	102.7			—		8.6		—				111.3
United Kingdom	—			120.4		—		—				120.4
Ireland	22.4			44.3		9.5		—				76.2
Total	$296.3			$233.7		$180.9		$117.4				$828.3

				Loans Secured by
	Multifamily			Real Estate		Commercial		Residential, Hotel, and Other
	Units	Properties	Rentable Sq Ft	Current UPB	# of Loans	Properties	Rentable Sq. Ft	Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	11,649	31	10,123,838	$126.6	108	24	3,976,041	3,337	44	935	170	16
Other U.S.	376	3	294,984	—	—	4	478,450	50	43	—	—	5
Japan	2,410	50	936,000	—	—	1	9,633	—	—	—	—	—
United Kingdom	329	2	230,160	1,481.5	66	—	—	—	—	—	—	—
Ireland	—	—	—	634.9	153	1	45,105	—	—	—	—	—
Total	14,764	86	11,584,982	$2,243	327	30	4,509,229	3,387	87	935	170	21

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account
($ in millions)

12/31/2011
Investment in joint ventures	$343.4
Real estate	115.9
Mortgage debt	(30.7)
Notes receivable	41.2
Loan pool participations	90.0
Marketable securities	23.0
Total	$582.8

Investment Account Detail at December 31, 2011

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other				Total
Western U.S.	$131.3			$106.5		$52.3		$78.4				$368.5
Other U.S.	0.2			4.8		0.7		4.2				9.9
Japan	112.1			—		9.3		—				121.4
United Kingdom	—			60.0		—		—				60.0
Ireland	—			—		—		23.0				23.0
Total	$243.6			$171.3		$62.3		$105.6				$582.8

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other
	Units	Properties	Rentable Sq. Ft	Current UPB	# of Loans	Properties	Rentable Sq. Ft.	Acres	Units	Lots	# of Inv.
Western U.S.	10,509	29	9,287,599	$359.7	58	16	2,966,971	3,298	22	856	11
Other U.S.	266	2	212,354	—	—	5	554,877	50	—	—	5
Japan	2,410	50	936,000	—	—	1	9,633	—	—	—	—
United Kingdom	—	—	—	1,665.5	18	—	—	—	—	—	1
Ireland
Total	13,185	81	10,435,953	$2,025.2	76	22	3,531,481	3,348	22	856	17

Kennedy-Wilson Holdings, Inc. and Subsidiaries
2012 Acquisition Activity
($ in millions)

Acquisitions
($ in millions)	Year Ended December 31, 2012				Three months ended December 31, 2012
Real Estate	Multifamily	Commercial	Residential & Other	Total Real Estate	Multifamily	Commercial	Residential & Other	Total Real Estate
Investment	$529.1	$788.6	$112.5	$1,430.2	$160.9	$212.1	$87.6	$460.6
KW Equity Invested	$100.7	$79.8	$25.6	$206.1	$61.9	$42.7	$23.5	$128.1
	11 properties 2,841 units	17 properties 2.7 million Sq Ft	170 hotel rooms, 69 condos, 79 lots		4 properties 880 units	6 properties 0.7 million Sq Ft	170 hotel rooms, 69 condos

($ in millions)	Year Ended December 31, 2012			Three months ended December 31, 2012
Loans	Discounted Loan Purchases	Loan Originations	Total Loans	Discounted Loan Purchases	Loan Originations	Total Loans
Investment	$1,434.8	$20.8	$1,455.6	$869.3	$12.3	$881.6
KW Equity Invested	$185.2	$11.0	$196.2	$94.2	$6.8	$101.0
	35% Avg Discount	11% Avg Interest Rate	135 underlying properties	44% Avg Discount	11% Avg Interest Rate	27 underlying properties

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
($ in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	31	11,649	95.1%	$102.5	$1,240.6	34.3%	$170.8
Other U.S.	3	376	83.9	0.9	5.8	9.9	0.4
Japan (4)	50	2,410	96.4	28.9	309.7	40.9	102.7
Ireland (4)	2	329	95.4	4.6	45.3	50.0	22.4
Total	86	14,764	95.0%	$136.9	$1,601.4	36.1%	$296.3

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq Ft	Occupancy (1)	YTD Annualized (2)	Debt (5)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	24	3,976,041	83.1%	$43.7	$508.5	44.0%	$159.5
Other U.S.	4	478,450	78.1	2.7	38.2	19.7	3.3
Japan (4)	1	9,633	100.0	0.4	—	82.0	8.6
Ireland (4)	1	45,105	100.0	2.7	—	50.0	9.5
Total	30	4,509,229	82.8%	$49.5	$546.7	43.3%	$180.9

(1) As of December 31, 2012
(2) Represents year to date NOI on an annualized basis.
(3) Debt represents 100% debt balance against properties as of December 31, 2012.
(4) Estimated foreign exchange rates are ¥86 = $1 USD and €0.76 = $1 USD, related to NOI and debt.
(5) Debt represents 100% debt balance against properties as of December 31, 2012, excluding $5.9 million of partner loans.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
($ in millions)

Residential, Hotel, and Other
	# of Investments	ResidentialUnits	Total Acres	Residential Lots	Hotel Rooms	Pre-Promote Ownership%	KW Book Equity (1)

Western U.S.	16	44	3,337	935	170	65.5%	$106.9
Other U.S.	5	43	50	—	—	98.0	10.5
Total	21	87	3,387	935	170	68.4%	$117.4

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
($ in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB	Pre-Promote KW Share of Current UPB (net of venture-level debt)	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	99	$535.5	24	$369.2	$78.0	$27.6	$17.7	49.6%	$20.4
United Kingdom (4)	66	2,827.0	48	1,366.2	1,481.5	510.8	104.5	40.7	120.4
Ireland (4)	153	635.7	140	14.7	634.9	91.2	71.4	20.0	44.3
Total	318	$3,998.2	212	$1,750.1	$2,194.4	$629.6	$193.6	35.0%	$185.1

Loan Originations

	# of Loans	Current UPB	WAV Interest Rate	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	9	$48.6	10.0%	$—	100.0%	$48.6
Total	9	$48.6	10.0%	$—	100.0%	$48.6

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Venture-level debt represents 100% debt balance against loans as of December 31, 2012.
(4) Estimated foreign exchange rate is £0.62 = $1 USD and €0.76 = $1 USD. KW owns a 50% interest in an entity which in turn owns 25% of the United Kingdom loan pool. This entity has debt of $25.8 million as of December 31, 2012.

Kennedy-Wilson Holdings, Inc.
Same Property Analysis - Multifamily by Region
($ in millions)

Three Months Ended December 31,	Same Property Units	Average % Leased			Rental Revenues			Net Operating Income
2012 vs. 2011	2012	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Region:
Western U.S.	8,589	95.4%	94.1%	1.4%	$28.7	$27.1	5.9%	$19.3	$16.9	14.2%
Other U.S.	266	88.2	91.2	(3.3)	0.4	0.4	—	0.2	0.2	—
Japan	2,410	96.2	95.1	1.2	10.3	9.6	7.3	7.9	7.1	11.3
Same Property Total	11,265	95.4%	94.2%	1.3%	$39.4	$37.1	6.2%	$27.4	$24.2	13.2%

Year Ended December 31,	Same Property Units	Average % Leased			Rental Revenues			Net Operating Income
2012 vs. 2011	2012	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Region:
Western U.S.	6,339	94.7%	94.8%	(0.1)%	$83.4	$80.4	3.7%	$55	$51.5	6.8%
Other U.S.	266	90.8	93.3	(2.7)	1.7	1.6	6.3	0.9	0.8	12.5
Japan	2,410	94.9	95.2	(0.3)	39.0	37.8	3.2	28.9	27.8	4.0
Same Property Total	9,015	94.6%	94.9%	(0.3)%	$124.1	$119.8	3.6%	$84.8	$80.1	5.9%

Kennedy-Wilson Holdings, Inc.
Same Property Analysis - Commercial by Region
($ in millions)

Three Months Ended December 31,	Same Property Units	Average % Occupancy			Rental Revenues			Net Operating Income
2012 vs. 2011	2012	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Region:
Western U.S.	2,311,333	84.1%	77.4%	8.7%	$12.4	$11.2	10.7%	$7.1	$6.2	14.5%
Other U.S.	478,450	77.7	78.3	(0.8)	1.7	1.7	—	0.7	0.8	(12.5)
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	—
Same Property Total	2,799,416	83.1%	77.6%	7.1%	$14.2	$13.0	9.2%	$7.9	$7.1	11.3%

Year Ended December 31,	Same Property Units	Average % Occupancy			Rental Revenues			Net Operating Income
2012 vs. 2011	2012	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Region:
Western U.S.	1,779,375	79.2%	73.5%	7.8%	$38.6	$34.5	11.9%	$22.7	$19.4	17.0%
Other U.S.	478,450	74.2	77.2	(3.9)	6.5	6.5	—	2.7	2.9	(6.9)
Japan	9,633	100.0	100.0	—	0.5	0.5	—	0.4	0.5	(20.0)
Same Property Total	2,267,458	78.2%	74.4%	5.1%	$45.6	$41.5	9.9%	$25.8	$22.8	13.2%

Kennedy-Wilson Holdings, Inc.
Debt Schedule
($ in millions)

	Consolidated Debt				Unconsolidated Asset Level Debt		Total Consolidated Debt + KW Share of Unconsolidated Asset Level Debt
Maturity	Unsecured Corporate Debt		Asset Level Debt	Total	Total	KW Share		Amount Due at Maturity Date (2)
2013	$—		$12.9	$12.9	$184.2	$88.1	$101.0	$91.9
2014	—		8.8	8.8	223.1	112.8	121.6	109.3
2015	—		82.0	82.0	139.1	45.4	127.4	131.8
2016	—		15.3	15.3	373.6	149.4	164.7	137.1
2017	—		28.6	28.6	568.2	229.9	258.5	248.0
2018	—		15.3	15.3	175.3	36.9	52.2	46.2
2019	350.0	(1)	2.0	352.0	140.9	32.4	384.4	379.4
2020	—		29.1	29.1	132.1	41.3	70.4	66.0
Thereafter	95.0		42.5	137.5	223.6	58.3	195.8	172.4
Total	$445.0		$236.5	$681.5	$2,160.1	$794.5	$1,476.0	$1,382.1

(1) Represents principal balance of senior notes.
(2) Amount does not reflect extension options.

Weighted average interest rate (KW Share): 5.5%

Weighted average remaining maturity in years (KW Share): 6.3 years